Exhibit 99.1

Westar Energy announces 3rd quarter 2016 results.
TOPEKA, Kan., Nov. 1, 2016 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $155 million, or $1.09 per share, for the third quarter 2016 compared with earnings of $138 million, or $0.97 per share, for the third quarter 2015. Earnings for the nine months ended Sept. 30, 2016 were $293 million, or $2.06 per share, compared with $253 million, or $1.84 per share, for the same period in 2015.

Higher net income for the third quarter, compared with last year, was driven by better cost recovery through recent rate adjustments and an increase in corporate-owned life insurance income. The higher revenue was partially offset by a Southwest Power Pool assessment and higher expenses due to improving long-term grid reliability.

Net income for the nine months ended September 30, 2016 also increased primarily from better cost recovery and lower interest expense. The higher revenue was partially offset by merger related-expenses and the Southwest Power Pool assessment.

Earnings Guidance

The company affirmed its 2016 earnings guidance of $2.38 to $2.53 per share with a bias towards the upper end of the range. The earnings guidance drivers are located under Supplemental Materials within the investor section of the company website at www.WestarEnergy.com.

Additional Information

Due to the pending transaction with Great Plains Energy, Westar Energy will no longer host a quarterly webcast and conference call. Investors may continue to contact our Investor Relations Department at (785) 575-8227.

This earnings announcement, a package of detailed third-quarter financial information, the company's quarterly report on Form 10-Q for the period ended Sept. 30, 2016 and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,200 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in

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Westar Energy announces 3rd quarter results

electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, digital meters and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com. Westar Energy is on Facebook: www.Facebook.com/westarenergy and Twitter: www.Twitter.com/WestarEnergy.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2015 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company's Quarterly Reports on Form 10-Q filed on Aug. 2, 2016 and Nov. 1, 2016, (a) under the heading "Forward-Looking Statements." (b) in ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations, (c) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 3, 11 and 12, and (d) ITEM 1A. Risk Factors; and (3) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Media Contact:
Gina Penzig
Media Relations Manager
Phone: 785-575-8089
Gina.Penzig@westarenergy.com
Media line: 888-613-0003

Investor Contact:
Cody VandeVelde
Director, Investor Relations
Phone: 785-575-8227
Cody.VandeVelde@westarenergy.com

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Westar Energy announces 3rd quarter results

Westar Energy, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
	(Dollars In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$282,272	$255,804	$26,468	10.3	$664,400	$610,775	$53,625	8.8
Commercial	218,377	213,461	4,916	2.3	572,247	550,761	21,486	3.9
Industrial	106,021	105,307	714	0.7	314,723	304,937	9,786	3.2
Other retail	7,883	1,620	6,263	386.6	(23,002)	(5,503)	(17,499)	(318.0)
Total Retail Revenues	614,553	576,192	38,361	6.7	1,528,368	1,460,970	67,398	4.6
Wholesale	86,421	87,918	(1,497)	(1.7)	220,520	249,502	(28,982)	(11.6)
Transmission	58,462	61,190	(2,728)	(4.5)	188,996	181,070	7,926	4.4
Other	5,218	7,529	(2,311)	(30.7)	17,668	21,657	(3,989)	(18.4)
Total Revenues	764,654	732,829	31,825	4.3	1,955,552	1,913,199	42,353	2.2
OPERATING EXPENSES:
Fuel and purchased power	155,673	163,943	(8,270)	(5.0)	374,361	459,504	(85,143)	(18.5)
SPP network transmission costs	57,939	57,487	452	0.8	173,925	171,651	2,274	1.3
Operating and maintenance	86,758	80,444	6,314	7.8	250,135	248,263	1,872	0.8
Depreciation and amortization	84,972	77,184	7,788	10.1	252,838	228,529	24,309	10.6
Selling, general and administrative	60,582	60,485	97	0.2	192,762	179,567	13,195	7.3
Taxes other than income tax	48,154	37,682	10,472	27.8	145,529	113,047	32,482	28.7
Total Operating Expenses	494,078	477,225	16,853	3.5	1,389,550	1,400,561	(11,011)	(0.8)
INCOME FROM OPERATIONS	270,576	255,604	14,972	5.9	566,002	512,638	53,364	10.4
OTHER INCOME (EXPENSE):
Investment earnings	2,619	314	2,305	734.1	6,916	4,427	2,489	56.2
Other income	13,353	637	12,716	nm	26,212	18,572	7,640	41.1
Other expense	(5,887)	(5,392)	(495)	(9.2)	(14,338)	(13,737)	(601)	(4.4)
Total Other Income (Expense)	10,085	(4,441)	14,526	327.1	18,790	9,262	9,528	102.9
Interest expense	40,897	44,306	(3,409)	(7.7)	121,011	134,120	(13,109)	(9.8)
INCOME BEFORE INCOME TAXES	239,764	206,857	32,907	15.9	463,781	387,780	76,001	19.6
Income tax expense	81,211	66,293	14,918	22.5	160,376	127,810	32,566	25.5
NET INCOME	158,553	140,564	17,989	12.8	303,405	259,970	43,435	16.7
Less: Net income attributable to noncontrolling interests	3,833	2,561	1,272	49.7	10,760	7,277	3,483	47.9
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	$154,720	$138,003	$16,717	12.1	$292,645	$252,693	$39,952	15.8
BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO WESTAR ENERGY, INC. (See 10-Q Note 2):
Basic earnings per common share	$1.09	$0.97	$0.12	12.4	$2.06	$1.84	$0.22	12.0
Diluted earnings per common share	$1.08	$0.97	$0.11	11.3	$2.05	$1.82	$0.23	12.6
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING (in thousands):
Basic	142,091	141,623	468	0.3	142,039	136,686	5,353	3.9
Diluted	142,578	141,838	740	0.5	142,413	138,182	4,231	3.1
DIVIDENDS DECLARED PER COMMON SHARE	$0.38	$0.36	$0.02	5.6	$1.14	$1.08	$0.06	5.6
Effective income tax rate	34%	32%			35%	33%
nm - not meaningful

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